                                                                    EXHIBIT 99.7

                               CISCO SYSTEMS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                        1997 PIPELINKS STOCK OPTION PLAN
                            & FORMER IMANAGE OPTIONS


OPTIONEE:  ((Employee))

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the 4th day of March, 1999 by Cisco Systems, Inc., a California corporation ("Cisco").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Pipelinks, Inc., a California corporation ("Pipelinks"), which were granted to Optionee either under the 1997 iManage Stock Option Plan, as assumed by Pipelinks, or under the Pipelinks 1997 Stock Option Plan (collectively, the "Plans") and are each evidenced by the following agreements: (i) a Stock Option Agreement between either iManage, Inc. ("iManage") or Pipelinks and optionee (the "Option Agreement") and, with respect to an iManage option, (ii) an Assumption Agreement between Pipelinks and Optionee.

               WHEREAS, Pipelinks has been acquired by Cisco through the merger of Pipelinks with and into Cisco (the "Merger") pursuant to the Amended and Restated Agreement and Plan of Reorganization dated March 4, 1999 by and between Cisco and Pipelinks (the "Reorganization Agreement").

               WHEREAS, the provisions of the Reorganization Agreement require Cisco to assume all obligations of Pipelinks under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Reorganization Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is
0.100248 of a share of Cisco common stock ("Cisco Stock") for each outstanding share of Pipelinks common stock ("Pipelinks Stock").

               WHEREAS, this Agreement is to become effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Cisco in connection with the Merger.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of Pipelinks Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Pipelinks Options") and the exercise price payable per share are set forth in Exhibit A hereto. Cisco hereby assumes, as of the

Effective Time, all the duties and obligations of Pipelinks under each of the Pipelinks Options. In connection with such assumption, the number of shares of Cisco Stock purchasable under each Pipelinks Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Cisco Stock subject to each Pipelinks Option hereby assumed shall be as specified for that option in attached Exhibit A, and the adjusted exercise price payable per share of Cisco Stock under the assumed Pipelinks Option shall also be as indicated for that option in attached Exhibit A.

               2. The intent of the foregoing adjustments to each assumed Pipelinks Option is to assure that the spread between the aggregate fair market value of the shares of Cisco Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Pipelinks Stock subject to the Pipelinks Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Pipelinks Option immediately prior to the Merger.

               3. The following provisions shall govern each Pipelinks Option hereby assumed by Cisco:

                        (a) Unless the context otherwise requires, all
                references in each Option Agreement, the Pipelinks Assumption Agreement and in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Cisco, (ii) to "Stock" shall mean shares of Cisco Stock, (iii) to the "Board" shall mean the Board of Directors of Cisco and (iv) to the "Committee" shall mean the Compensation Committee of the Cisco Board of Directors.

                        (b) The grant date and the expiration date of each
                assumed Pipelinks Option and all other provisions which govern either the exercise or the termination of the assumed Pipelinks Option shall remain the same as set forth in the Option Agreement and the Pipelinks Assumption Agreement applicable to that option, and the provisions of the Option Agreement and the Pipelinks Assumption Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Cisco Stock.

                        (c) Pursuant to the terms of the Option Agreement, none
                of your options assumed by Cisco in connection with the transaction will vest or become exercisable on an accelerated basis upon the consummation of the Merger. Each Pipelinks Option shall be assumed by Cisco as of the Effective Time. Each such assumed Pipelinks Option shall thereafter continue to vest for any remaining unvested shares of Cisco Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option

                                       2.

                Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                        (d) For purposes of applying any and all provisions of
                the Option Agreement, the Pipelinks Assumption Agreement and the Plan relating to Optionee's status as an employee or a consultant of Pipelinks, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Cisco or any present or future Cisco subsidiary. Accordingly, the provisions of the Option Agreement and the Pipelinks Assumption Agreement governing the termination of the assumed Pipelinks Options upon Optionee's cessation of service as an employee or a consultant of Pipelinks shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Cisco and its subsidiaries, and each assumed Pipelinks Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee or a consultant of Cisco and its subsidiaries.

                        (e) The adjusted exercise price payable for the Cisco
                Stock subject to each assumed Pipelinks Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Cisco Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Pipelinks Stock and/or as iManage stock prior to the Merger shall be taken into account.

                        (f) In order to exercise each assumed Pipelinks Option,
                Optionee must deliver to Cisco a written notice of exercise in which the number of shares of Cisco Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Cisco Stock and should be delivered to Cisco at the following address:

                             Cisco Systems, Inc.
                        255 West Tasman Drive, Building J
                             San Jose, CA 95134
                      Attention: Option Plan Administrator

               4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement and Pipelinks Assumption Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


                                       3.

               IN WITNESS WHEREOF, Cisco Systems, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the __ day of March, 1999.




                                            CISCO SYSTEMS, INC.

                                            By:  /s/ LARRY R. CARTER
                                                 -------------------------------
                                                    Larry R. Carter
                                                    Corporate Secretary





                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Pipelinks Options hereby assumed by Cisco are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.


                                            ----------------------------------
                                            ((EMPLOYEE)), OPTIONEE



DATED:            , 1999
      -----------


                                       4.

                                    EXHIBIT A

                Optionee's Outstanding Options to Purchase Shares
                               of Pipelinks, Inc.
                            Common Stock (Pre-Merger)
                                       and
                Optionee's Outstanding Options to Purchase Shares
                             of Cisco Systems, Inc.
                           Common Stock (Post-Merger)